                                                                     Exhibit 11.

                      NORWEST CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE


In thousands, except per share amounts                          Year Ended December 31
--------------------------------------               --------------------------------------------
                                                       1995     1994     1993     1992     1991
                                                     --------  -------  -------  -------  -------
PRIMARY:
--------
Weighted average number of common shares
 outstanding                                          329,182  312,971  304,871  300,902  295,168
Net effect of assumed exercise of stock options
 based on treasury stock method using average
 market price                                           2,497    2,121    2,855    2,525    2,147
                                                     --------  -------  -------  -------  -------
                                                      331,679  315,092  307,726  303,427  297,315
                                                     ========  =======  =======  =======  =======
Income before cumulative effect of a change in
 accounting for postretirement medical benefits      $955,973  800,415  613,096  469,914  418,282
Less dividends accrued on preferred stock             (39,908) (27,915) (31,170) (32,219) (21,409)
                                                     --------  -------  -------  -------  -------
Income before cummulative effect of a change in
 accounting for postretirement medical
 benefits, as adjusted                                916,065  772,500  581,926  437,695  396,873
Cumulative effect of a change in accounting
 for postretirement medical benefits                       --       --       --  (75,974)      --
                                                     --------  -------  -------  -------  -------
Net income, as adjusted                              $916,065  772,500  581,926  361,721  396,873
                                                     ========  =======  =======  =======  =======
Income per share before cumulative effect
 of a change in accounting for postretirement
 medical benefits                                    $   2.76     2.45     1.89     1.44     1.33
Net income per share                                 $   2.76     2.45     1.89     1.19     1.33

FULLY DILUTED:
---------------
Weighted average number of common shares
 outstanding                                          329,182  312,971  304,871  300,902  295,168
Net effect of assumed exercise of stock options
 based on treasury stock method using average
 market price or period-end market price,
 whichever is higher                                    3,532    2,154    2,843    3,389    3,145
Assumed conversion of 6-3/4% convertible
 subordinated debentures due 2003 and 12%
 convertible notes due 1993 as of the
 beginning of the period                                   24       47       73    1,206    1,722
Assumed conversion of preferred stock                   8,380   12,626   16,036   16,926    6,717
                                                     --------  -------  -------  -------  -------
                                                      341,118  327,798  323,823  322,423  306,752
                                                     ========  =======  =======  =======  =======
Income before cumulative effect of a change
 in accounting for postretirement
 medical benefits                                    $955,973  800,415  613,096  469,914  418,282
Less dividends accrued on preferred stock             (29,297) (11,903) (12,182) (12,472) (13,494)
Add interest and amortization of debt expense, net
 of income tax effect, for 6-3/4% convertible
 subordinated debentures due 2003 and 12%
 convertible notes due 1993                                 5       10       16      699      869
                                                     --------  -------  -------  -------  -------
Income before cumulative effect of a change in
 accounting for postretirement medical
 benefits, as adjusted                                926,681  788,522  600,930  458,141  405,657
Cumulative effect of a change in accounting for
 postretirement medical benefits                           --       --       --  (75,974)      --
                                                     --------  -------  -------  -------  -------
Net income, as adjusted                              $926,681  788,522  600,930  382,167  405,657
                                                     ========  =======  =======  =======  =======
Income per share before cumulative effect
 of a change in accounting for
 postretirement medical benefits                     $   2.73     2.41     1.86     1.42     1.32
Net income per share                                 $   2.73     2.41     1.86     1.19     1.32

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